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                                                                   EXHIBIT 10.17

                               LICENSE AGREEMENT

This Agreement is made and entered into on this 18th day of January, 1994, between

          NOVO NORDISK A/S, with its place of business at Novo Alle, DK-2880 Bagsvaerd, Denmark, and

          ZYMOGENETICS INC., with its place of business at 4225 Roosevelt Way NE, Seattle, Washington 98105, USA

          (hereinafter collectively called NOVO NORDISK)

and JOHNSON & JOHNSON, with its place of business at One Johnson & Johnson Plaza, New Brunswick, N.J. 08933, USA, (hereinafter called JOHNSON & JOHNSON),

and CHIRON CORPORATION, with its place of business at 4560 Horton Street, Emeryville, California 94608, USA, (hereinafter call CHIRON)

                                  WITNESSETH:

WHEREAS, NOVO NORDISK is the owner of certain Patent Rights concerning platelet derived growth factor ("PDGF"), its manufacture and use as a wound healing agent, and

WHEREAS, JOHNSON & JOHNSON and CHIRON desire to obtain a license under such Patent Rights,

NOW THEREFORE, the parties agree as follows:

1    DEFINITIONS

     1.1 The term "Patent Rights", shall mean all the patents and the patent applications owned, controlled or licensed to NOVO NORDISK concerning PDGF, a partial listing of which is identified in Exhibit I attached
                                                            ---------
          hereto, any patents maturing from the said applications and their parents, and any divisions, continuations, continuation in parts, reissues, reexaminations, renewals, or extensions thereof.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.
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     1.2  The term "Licensed Product" shall mean any PDGF (including A chain or
          B chain polypeptide, monomers or dimers thereof, or fragments, modifications or derivatives thereof) containing agent for human use to accelerate healing of soft tissue wounds, excluding ophthalmic wounds, but including surgical incision healing unless used as a component in a tissue glue, biologically derived for use in controlling intense bleeding in surgery, the manufacture, use or sale of which is covered by at least one valid and granted claim of Patent Rights.

     1.3 The term "Affiliate" shall mean a legal entity which owns or controls, is owned or controlled by or is under common ownership or control with a party to this Agreement. Ownership for purposes of this paragraph shall mean ownership of at least 50% of the equity ownership to direct or cause the direction of the management and policies of such legal entity.

     1.4 The term "Net Proceeds of Sales" shall mean JOHNSON & JOHNSON's and CHIRON's and/or their Affiliates' gross proceeds of sales to independent third parties of Licensed Product less

          a)   Trade, cash and/or quantity discounts allowed, if any;

          b) Commission and discounts which are in the nature of refunds, rebates or allowances, which effectively reduce the selling price;

          c)   Actual returns and allowances;

          d) Credits, if any, to customers on account of retroactive price reductions;

          e)   Value added taxes and sales taxes;

          f)   Duties; and

          g)   Freight charges paid for delivery.

          Sales of Licensed Product between JOHNSON & JOHNSON or CHIRON and an Affiliate of JOHNSON & JOHNSON or CHIRON, and between Affiliates of JOHNSON & JOHNSON or CHIRON are not to be included within the Net Proceeds of Sales.

          In the event of commercial use of Licensed Product by JOHNSON & JOHNSON or CHIRON and/or an Affiliate of JOHNSON & JOHNSON or CHIRON, the Net Proceeds of Sales

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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          thereof shall be the comparable selling price of JOHNSON & JOHNSON or
          CHIRON and/or Affiliate of JOHNSON & JOHNSON or CHIRON to independent third parties for such Licensed Product so used.

          If, in a market, JOHNSON & JOHNSON or CHIRON (or its Affiliates) sells all or part of its sales to the trade through a marketing/business partner, the royalty to be paid on such sales shall be calculated on the basis of the price invoiced by such marketing/business partner when selling to independent third parties. Should such invoice price not be identifiable, the royalty shall instead be based on JOHNSON & JOHNSON's or CHIRON's average selling price in the same market or, if JOHNSON & JOHNSON or CHIRON is not present in the relevant market, by the average selling price obtainable in that market.

          In the event that Licensed Product is sold in the form of a combination product containing one or more growth factors, other than the Licensed Product, Net Proceeds of Sales for such combination product will be calculated by multiplying actual net Proceeds of Sales of such combination product by the fraction A/(A+B) where A is the invoice price of the Licensed Product if sold separately, and B is the total invoice price of any other growth factor in the combination, if sold separately by JOHNSON & JOHNSON or CHIRON or an Affiliate.

          In no event will the royalty to be paid on a combination product be less than [ * ] of the running royalty payments payable to NOVO NORDISK on the Net Proceeds of Sales, if calculated for the entire combination product.

     1.5 The term "First Commercial Sale" shall mean the first sale or disposal of a Licensed Product for a value in an arm's length transaction following approval by the appropriate regulatory agency for the sale of Licensed Product to the public.

2    LICENSING OF PATENT RIGHTS

     2.1 NOVO NORDISK grants to JOHNSON & JOHNSON and CHIRON a worldwide exclusive right and license under Patent Rights to make, have made, use or sell Licensed Product during the term of this Agreement.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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     2.2  Subject to such agreement as may exist between JOHNSON & JOHNSON and
          CHIRON from time to time, each of JOHNSON & JOHNSON and CHIRON has the right to sublicense their Affiliates to make, use or sell Licensed Product -or a marketing/business partner as mentioned in Clause 1.4 to sell Licensed Product - provided JOHNSON & JOHNSON and CHIRON will separately guarantee payment to NOVO NORDISK of royalties under this Agreement for their own sublicenses.

     2.3 It is presently contemplated that CHIRON will manufacture PDGF for JOHNSON & JOHNSON for use in Licensed Product under this Agreement. If CHIRON products PDGF, CHIRON will supply NOVO NORDISK with PDGF for NOVO NORDISK's requirements for development and manufacture of PDGF products outside Licensed Product on reasonable terms to be agreed upon between CHIRON and NOVO NORDISK. Failure of CHIRON and NOVO NORDISK to agree on such reasonable terms will not constitute a breach of this Agreement or in any way jeopardize JOHNSON & JOHNSON's rights under this Agreement.

          JOHNSON & JOHNSON and CHIRON can have the Licensed Product made or manufactured for it by another third party contract manufacturer, provided that prior to contracting for such third party manufacture, JOHNSON & JOHNSON and CHIRON will notify NOVO NORDISK in advance of the chosen contract manufacturer for the purpose of approval by NOVO NORDISK, which may only be withheld for reasonable cause.

     2.4 In the event that JOHNSON & JOHNSON and CHIRON determine that the commercialization of Licensed Product for the treatment of diabetic ulcers is best achieved through a co-promotion arrangement with NOVO NORDISK, JOHNSON & JOHNSON, CHIRON and NOVO NORDISK will consider the utilization of the NOVO NORDISK sales and marketing organization via separately negotiated co-promotion agreements on the basis of fair compensation to each party.

3    ROYALTIES AND PAYMENT

     3.1 In consideration of all the rights and licenses granted hereunder, JOHNSON & JOHNSON and CHIRON shall jointly pay to NOVO NORDISK

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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     3.1.1.  a license fee of [ * ] payable within 30 (thirty) days after signature of this Agreement, which amount shall be non-refundable and non-creditable.

     3.1.2. a further license fee of [ * ], payable at the earliest of (i) within 30 (thirty) days after the filing of a Product License Application ("PLA") for Licensed Product with the U.S. Food and Drug Administration, the filing of a similar application with the CPMP in Europe, or the filing of a similar application in either of the countries France, Germany, UK, Japan, or (ii) December 31, 1996. [ * ] shall be creditable against any future running royalties.

     3.1.3. a running royalty payable on a country by country basis on all Licensed Products sold by JOHNSON & JOHNSON and CHIRON, its Affiliates - or a marketing/business partner as mentioned in Clause
             1.4 - at a rate of [ * ]% of Net Proceeds of Sales of Licensed Product. JOHNSON & JOHNSON and CHIRON shall jointly pay this running royalty quarterly within sixty (60) days after the end of each calendar quarter.

             JOHNSON & JOHNSON and CHIRON shall diligently pursue the development, registration and product introduction into the market and minimum royalties shall be payable after the earliest of (i) the first twelve (12) months of sales of Licensed Product after the First Commercial Sale or (ii) January 1st 1998 according to the following schedule:

              Year 1                          [ * ]
              Year 2                          [ * ]
              Year 3-6                        [ * ]

             In any year in which running royalties are less than the applicable minimum royalty under this paragraph, then JOHNSON & JOHNSON and CHIRON shall, within sixty (60) days after such year, pay to NOVO NORDISK a sum equal to [ * ].

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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     3.2  JOHNSON & JOHNSON and CHIRON shall make all payments hereunder after deducting or withholding all taxes as required by the laws of Denmark or laws of any other country in which an Affiliate of JOHNSON & JOHNSON or CHIRON is selling Licensed Product; and shall furnish NOVO NORDISK as soon as practicable with proper evidence as to the payment of such taxes.

     3.3 JOHNSON & JOHNSON and CHIRON shall make all payments to NOVO NORDISK under this Agreement in USD calculated on the rate of exchange quoted by Reuter's at the end of the quarter for which payment is due and such payment is made and shall make all payments by telegraphic transfer to a bank account designated by NOVO NORDISK. If the transfer or the conversion into USD equivalents in any country is not lawful or possible, the payment as is necessary shall be made by the deposit thereof, in the currency of the country where the sales were made on which the royalty was based to the credit and account of NOVO NORDISK or its nominees in any commercial bank or trust company of its choice located in that country, notice of which shall be given to NOVO NORDISK by JOHNSON & JOHNSON and CHIRON.

     3.4 JOHNSON & JOHNSON and CHIRON shall pay only one royalty under this Agreement for Net Proceeds of Sale of each Licensed Product, regardless of the number of claims, patents or patent applications applicable hereto.

4    LICENSES, PERMITS ETC.

     4.1 JOHNSON & JOHNSON and CHIRON shall obtain and maintain at its sole expense all clearances, permits, licenses, authorizations, and registrations required by any nation, country, sovereignty, commonwealth, possession, territory, state, county, parish, municipality, local or similar government entity which are necessary to manufacture, use and/or sell Licensed Product.

5    RECORD KEEPING, PAYMENT AND REPORTS

     5.1 JOHNSON & JOHNSON and CHIRON shall keep, and cause its Affiliates and as far as possible its marketing/business partners as mentioned in Clause 1.4 to keep, complete and correct records concerning Net Proceeds of Sales of Licensed Product. JOHNSON &

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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          JOHNSON and CHIRON shall be obliged to keep such records for three (3)
          years after the making of a royalty payment as provided in Article 3.

     5.2 JOHNSON & JOHNSON and CHIRON shall within sixty (60) days after the end of each calendar quarter after the First Commercial Sale send to NOVO NORDISK a written statement, certified by a responsible representative of JOHNSON & JOHNSON and CHIRON, showing Net Proceeds of Sales. Such statements shall be accompanied by a payment of the total amount of royalty then due. After the First Commercial Sale, JOHNSON & JOHNSON and CHIRON shall render a statement even if no royalty is due.

     5.3 Upon NOVO NORDISK's request, JOHNSON & JOHNSON and CHIRON shall provide to NOVO NORDISK a statement from JOHNSON & JOHNSON's and CHIRON's outside auditors certifying the correctness of JOHNSON & JOHNSON's and CHIRON's royalty payments. The statement shall be provided at NOVO NORDISK's request and expense, no more than once in a calendar year.

     5.4 JOHNSON & JOHNSON and CHIRON shall grant NOVO NORDISK the right to have an independent certified public accountant to whom JOHNSON & JOHNSON and CHIRON has no reasonable objection with access, during ordinary business hours to such records of JOHNSON & JOHNSON, CHIRON and their Affiliates as provided for in Section 5.1 in order to verify the accuracy of royalty payments made or payable hereunder. Such access shall be granted at NOVO NORDISK's request and expense, but no more than once in a calendar year. Such accountant shall be under confidentiality obligations to JOHNSON & JOHNSON and CHIRON to disclose to NOVO NORDISK only the amount of royalties payable and the accuracy of the royalty payments made hereunder.

6    TERM

     6.1 Unless terminated according to Section 7 below, this Agreement shall become effective on the day and year first written above and shall continue to be in full force and effect on a country-by-country basis until the expiration date of the last of Patent Rights to expire in each such country.

     6.2 Upon expiry of the Patent Rights in a country JOHNSON & JOHNSON and CHIRON shall have the fully paid up license regarding such Patent

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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          Rights, provided JOHNSON & JOHNSON and CHIRON pays all royalties accrued in relation to Licensed Products manufactured and/or sold in that country before expiry of the Patent Rights.

7    TERMINATION

     7.1 JOHNSON & JOHNSON and CHIRON may terminate this Agreement at any time by providing NOVO NORDISK with sixty (60) days' advance notice. In such case no refund of payments made according Article 3 shall take place.

     7.2 If JOHNSON & JOHNSON and CHIRON or NOVO NORDISK at any time materially defaults i) in rendering any of the reports required under, ii) or making the payment of any money due hereunder, iii) or in fulfilling any of the other obligations or conditions hereunder, the other party may in its sole discretion waive the default; if not electing to waive the default, the other party shall notify the defaulting party in writing of the default and allow the defaulting party sixty (60) days from such notification to correct the default. If at the end of said sixty (60) days the default remains uncorrected, the aggrieved party may terminate this Agreement and also any licenses granted thereunder by giving written notice of termination to the defaulting party.

     7.3 JOHNSON & JOHNSON and CHIRON or NOVO NORDISK, in addition to any other remedies available to it in law or equity, may terminate this Agreement by written notice to the other party in the event the other party shall:

          a)   become insolvent or bankrupt;

          b)   make an assignment for the benefit of its creditors;

          c) appoint a trustee or receiver for itself for all or a substantial part of its property;

          d) have any case of proceeding commenced or other action taken by or against itself in bankruptcy;

          e) seek reorganization, liquidation, dissolution, a winding-up arrangement, composition or readjustment of its debts;

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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          f)   seek any other relief under any bankruptcy, insolvency,
               reorganization or other similar act or law of any jurisdiction, now or hereafter in effect; or

          g) have issued against itself a warrant of attachment, execution, distraint or similar process against any substantial part of its property of the other party.

     7.4 Upon termination of this Agreement for any reason, except for the expiration of the term of this Agreement, all rights and licenses granted to JOHNSON & JOHNSON, CHIRON and their Affiliates hereunder shall automatically terminate and revert to NOVO NORDISK. JOHNSON & JOHNSON and CHIRON shall immediately discontinue and cause their Affiliates to immediately discontinue any further use of Patent Rights; and shall forthwith cease and desist from manufacturing, having manufactured, using or selling Licensed Product under the Patent Rights, except that each - for a period of 1 year after the effective date of the termination - shall have the right to sell off any existing inventory, subject to the royalty provisions herein.

8    LITIGATION

     8.1 NOVO NORDISK agrees to notify JOHNSON & JOHNSON and CHIRON in writing if the validity, infringement, or priority of invention of any Patent Rights is made an issue by any person not a party hereto. JOHNSON & JOHNSON and CHIRON agree to notify NOVO NORDISK in writing if any dispute with a third party or parties arises out of or in relation to or in connection with the manufacture, use and/or sale of Licensed Product by JOHNSON & JOHNSON, CHIRON and/or their Affiliates.

     8.2 In the event that there is infringement on a substantial commercial scale by a third party of any patent licensed to JOHNSON & JOHNSON and CHIRON hereunder, JOHNSON & JOHNSON and/or CHIRON shall notify NOVO NORDISK in writing to that effect, including with said written notice evidence establishing a prima facie case of infringement by such third party. If, prior to the expiration of 120 days from the date of said notice, NOVO NORDISK obtains a discontinuance of such infringement or brings suit against the third party infringer, then the obligation of JOHNSON & JOHNSON and CHIRON to pay royalties under such licensed patent shall continue unabated. NOVO NORDISK

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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          shall bear all the expenses of any suit brought by it and shall retain all damages or other monies awarded or received in settlement of such suit. JOHNSON & JOHNSON and CHIRON will cooperate with NOVO NORDISK in any such suit and shall have the right to be represented by their own counsel at their own expense.

          If, after the expiration of said 120 days from the date of said notice, NOVO NORDISK has not overcome the prima facie case of infringement, obtained a discontinuance of such infringement, or brought suit against the third party infringer, then JOHNSON & JOHNSON and CHIRON shall be relieved of all obligation to make payment of further royalties hereunder until such time as either the third party infringement has ceased or suit for infringement has been filed by NOVO NORDISK. In addition, JOHNSON & JOHNSON and/or CHIRON shall have the right after such 120 day notice period, but not the obligation, to bring suit against such infringer and join NOVO NORDISK as a party plaintiff, provided that JOHNSON & JOHNSON and/or CHIRON shall bear all the expenses of such suit. NOVO NORDISK will cooperate with JOHNSON & JOHNSON and/or CHIRON in any suit for infringement of a licensed patent brought by JOHNSON & JOHNSON and/or CHIRON against a third party, and shall have the right to consult with JOHNSON & JOHNSON and/or CHIRON and to participate in and be represented by independent counsel in such litigation at its own expense. JOHNSON & JOHNSON and/or CHIRON shall incur no liability to NOVO NORDISK as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding NOVO NORDISK's patent invalid or unenforceable.

          Royalties which are based solely on the infringed licensed patent which accrue during the pendency of any suit for infringement brought by JOHNSON & JOHNSON and/or CHIRON shall be held in escrow by JOHNSON & JOHNSON and/or CHIRON until a final decision is rendered by a court of competent jurisdiction from which appeal can be or is taken. In the event the patent under which such royalties are payable is held to be invalid, the accrued royalty shall be retained by JOHNSON & JOHNSON and/or CHIRON. In the event the validity of the patent is upheld, the accrued royalty shall be paid to NOVO

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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               NORDISK, and any damages or other monies awarded or received in settlement of such suit shall be retained by JOHNSON & JOHNSON and/or CHIRON in satisfaction of its litigation expenses. If the amount awarded exceeds such litigation expenses, the remaining amount shall firstly be used for reimbursing NOVO NORDISK its litigation expenses, if any. If the amount awarded further exceeds NOVO NORDISK's litigation expenses, the remainder shall be made payable to JOHNSON & JOHNSON and/or CHIRON.

9     PATENT RIGHTS

      9.1 NOVO NORDISK shall, at its expense, make its best efforts to obtain and maintain the Patent Rights.

      9.2 In the event that any patent or any claim thereof included in the Patent Rights shall be held invalid or unenforceable in any country by a court of competent jurisdiction and last resort, or by an inferior tribunal from which no appeal has or can be taken, such invalid or unenforceable patent or claim in such country shall be excluded from the definition of the Patent Rights.

10    INDEMNIFICATION

      10.1 JOHNSON & JOHNSON and CHIRON shall indemnify and hold NOVO NORDISK harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising out of injury to a third party caused or alleged to be caused by the Licensed Product. In addition, JOHNSON & JOHNSON and CHIRON hereby assume all obligations for warranties that accompany the sale Licensed Product; and indemnifies and holds NOVO NORDISK harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising from such customers, relating to such warranty obligations.

11    CONFIDENTIALITY

      11.1 Subject to applicable law, the existence and contents of this Agreement and the activities hereunder shall be kept strictly secret by the parties unless otherwise agreed in writing by the parties, except that each party

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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               may disclose the contents of this Agreement to its Affiliates and sublicensees.

12    NOTICES


      12.1 All notices required or provided for use in this Agreement shall be in writing and shall be given by certified mail prepaid, facsimile transmission or telex and properly addressed to the address of the party to be served as shown below. Unless otherwise provided for in this Agreement, notice shall be effective seven (7) days after mailing or transmission. When a facsimile transmission or telex is used, a confirmation letter shall be dispatched thereafter. Reports under Secti on 5.2 shall not be considered notices.

               If to NOVO NORDISK:         NOVO NORDISK A/S
                                           Novo Alle
                                           DK-2880 Bagsvaerd
                                           Denmark
                                           Att.: President, Health Care
                                                   Group

               with a copy to:             Legal Department
                                           NOVO NORDISK A/S
                                           Novo Alle
                                           DK-2880 Bagsvaerd
                                           Denmark

               If to JOHNSON & JOHNSON:    JOHNSON & JOHNSON
                                           One Johnson & Johnson Plaza,
                                           New Brunswick,
                                           N.J. 08933,  USA
                                           Att.: Peter T. Tattle

               with a copy to:             Chief Patent Counsel
                                           JOHNSON & JOHNSON
                                           One Johnson & Johnson Plaza,
                                           New Brunswick,
                                           N.J.  08933,  USA

               If to CHIRON:               CHIRON CORPORATION
                                           4560 Horton Street
                                           Emeryville
                                           California 94608,  USA
                                           Att.: General Counsel

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.n.

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13    FORCE MAJEURE

      13.1 Each of the parties hereto shall be excused from the performance of its obligations and shall not be liable for damages to the other in the event that such performance is prevented by circumstances beyond its effective control. Such excuse from performance shall continue so long as the condition responsible for such excuse continues and for a thirty (30) day period thereafter.

            For the purposes of this Agreement, circumstances beyond the control of the party which excuse that party from performance shall include, but shall not be limited to, acts of God, acts, regulations or laws of war, civil commotion, destruction of facility or materials by fire, earthquake, storm or other casualty, labour disturbances, epidemic and failure of public utilities or common carrier.

14    WARRANTIES AND REPRESENTATIONS

      14.1 NOVO NORDISK expressly warrants and represents that it owns all of the rights, title and interest in and to the Patent Rights and that it has the full right and authority to grant the rights granted to JOHNSON & JOHNSON and CHIRON hereunder.

      14.2 NOVO NORDISK expressly warrants and represents that it has no outstanding encumbrances or agreements, either written, oral or implied, in connection with the Licensed Product, and that it has not granted and will not grant during the term of this Agreement or any renewal thereof, any similar rights, license, consent or privilege with respect to the rights granted herein.

      14.3 NOVO NORDISK expressly warrants and represents that during the term of this Agreement it will not commercialize any Licensed Product.

15    MISCELLANEOUS

      15.1 This Agreement shall be construed in accordance with English law. In the event of any controversy or claim arising out of or in relation to or in connection with any provision of this Agreement, including breach

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.n.

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            hereof, the parties hereto shall try to settle the problem amicably between themselves. Should the parties hereto fail to agree, the matter in dispute may be finally settled by arbitration in London, in accordance with the arbitration rules of the International Chamber of Commerce, unless otherwise can be agreed to by the parties. In the event that the parties hereto cannot agree to final settlement by arbitration, the dispute shall be referred to the court of London, England.

      15.2 Each party hereto agrees that it does not intend to violate any public policy, statutory or common laws:

            However, if any sentence, paragraph, clause or combination of the same is in violation of any state or federal law or is found to be otherwise unenforceable by a court from which there is no appeal, or no appeal is taken, such sentences, paragraphs, clauses or combinations of the same shall be deleted and the remainder of this Agreement shall remain binding.

            Furthermore, in lieu of each such illegal, invalid or unenforceable sentences, paragraphs, clauses or combinations of the same there shall be added after consultation between the parties hereto as part of this Agreement sentences, paragraphs, clauses, or combinations which are as similar in terms to such illegal, invalid, or unenforceable sentences, paragraphs, clauses, or combinations of the same as may be possible and be legal, valid, and enforceable.

      15.3 This Agreement and the covenants herein contained shall be binding and inure to the benefit of the parties hereto and their heirs, assigns, successors and legal representatives. This Agreement shall not be assignable by either party without the other party's prior written consent.

      15.4 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and shall supersede all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to the subject matter of this Agreement; amendments or modifications of this Agreement may be made only by a written instrument executed by all of the parties hereto.

      15.5 The paragraph headings contained herein are for reference only; they are not a part of this Agreement nor shall they in any way affect the interpretation thereof.

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.n.

      15.6 The express or implied waiver by a party of a breach of any provision of this Agreement shall not constitute a continuing waiver of other breaches of the same or other provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have affixed their authorized signatures as of the date first above written.

New Jersey, 1994 - 2/19 -                    Bagsvaerd, 1994 - 01-19
JOHNSON & JOHNSON                            NOVO NORDISK A/S



/s/ PETER S. TATTLE                          /s/ ERIK SORENSEN
--------------------------------------       -----------------------------------
By: Peter T. Tattle                          By:  Erik Sorensen


Emeryville, CA 1994-    -                    Seattle, 1994- 01-19
CHIRON CORPORATION                           ZYMOGENETICS INC.



/s/ ILLEGIBLE                                /s/ BRUCE CARTER
--------------------------------------       -----------------------------------
By:                                          By: Bruce Carter

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.n.

                                   EXHIBIT I

                          Existing Patent List - PDGF
                            As of January 11, 1994

ISSUED PATENTS:
--------------

Country                        Patent Number                 Date of Issue

[*]










PENDING APPLICATIONS:
--------------------

Country                        Serial Number                 Filing Date

[*]

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

               First Amendment to the License Agreement between
               ------------------------------------------------
            NOVO NORDISK A/S, ZYMOGENETICS INC., JONSON & JOHNSON,
            ------------------------------------------------------
                    and CHIRON CORP. dated 18 January 1994
                    --------------------------------------

     THIS FIRST AMENDMENT is made this    1st    day of January, 1997, by and
                                       ---------
between:

NOVO NORDISK A/S with its place of business at Novo Alle, DK-2880 Bagsvaerd, Denmark, and ZYMOGENETICS INC., with its place of business at 4225 Roosevelt Way NE, Seattle, Washington 98105 U.S.A. (hereinafter collectively referred to as "NOVO NORDISK"); and

JOHNSON & JOHNSON with its place of business at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933 U.S.A. (hereinafter referred to as "JOHNSON & JOHNSON"); and

CHIRON CORPORATION, with its place of business at 4560 Horton Street, Emeryville, California 94608 U.S.A. (hereinafter referred to as "CHIRON").

NOVO NORDISK, JOHNSON & JOHNSON, AND CHIRON are collectively referred to below as "THE PARTIES".

                                  WITNESSETH:

     WHEREAS, THE PARTIES wish to amend in certain respects the License Agreement between them dated as of the 18th day of January 1994, a copy of which is attached hereto (hereinafter referred to as "THE AGREEMENT").

     NOW, THEREFORE, in consideration of the mutual covenants and provisions set forth herein, THE PARTIES agree as follows:

     1.)   In Article 3.1.3 of THE AGREEMENT the first paragraph of Article
3.1.3 is deleted in its entirety, and is replaced by the following new paragraph:

     "a running royalty payable on a country by country basis on all Licensed Products sold by JOHNSON & JOHNSON and CHIRON, its Affiliates - or a marketing/business partner as mentioned in Clause 1.4 - at the following rate schedule:

     i)    a [*] royalty on the annual Net Proceeds of Sales up to and including
[*];

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     ii) a [*] royalty on the annual Net Proceeds of Sales over [*] up to and including [*]; and
     iii) an [*] royalty on the annual Net Proceeds of Sales over [*].

     For example, if the annual Net Proceeds of Sales is [*] then the royalty would be[*]; [*]; and [*]. JOHNSON & JOHNSON and CHIRON shall jointly pay this running royalty on annual Net Proceeds of Sales quarterly within sixty (60) days after the end of each calendar quarter."


     IN WITNESS WHEREOF, THE PARTIES have executed this First Amendment to be effective as of the date written above.

NOVO NORDISK A/S                            JOHNSON & JOHNSON

By: /s/ Bruce Carter                        By: /s/ Peter T. Tattle
    -----------------------------------         --------------------------------

Name: Bruce Carter                          Name: Peter T. Tattle
      ---------------------------------           ------------------------------

Title: Chief Scientific Officer             Title: Company Group Chairman
       --------------------------------            -----------------------------

Date: 1 May 97                              Date:
      ---------------------------------           ------------------------------



ZYMOGENETICS INC.                           CHIRON CORPORATION

By: /s/ Claus Kuhl                          By: /s/ Edward E. Penhoet
    -----------------------------------         --------------------------------

Name: Claus Kuhl                            Name: Edward E. Penhoet
      ---------------------------------           -----------------------------

Title: President                            Title: CEO
       --------------------------------            -----------------------------

Date: 5/1/97                                Date: 5/9/97
      ---------------------------------           -----------------------------

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

               Second Amendment to the License Agreement between
               -------------------------------------------------
            NOVO NORDISK A/S, ZYMOGENETICS, INC., JOHNSON & JOHNSON
            -------------------------------------------------------
                     and CHIRON CORP. dated 18 January 1994
                     --------------------------------------

     THIS SECOND AMENDMENT is made this 5th day of June, 2000, by and between:

NOVO NORDISK A/S, with its place of business at Novo Alle, DK-2880, Bagsvaerd, Denmark (hereinafter referred to as "NOVO NORDISK"); and

ZYMOGENETICS, INC., with its place of business at 1201 Eastlake Avenue East, Seattle, Washington 98102 U.S.A (hereinafter referred to as "ZYMOGENETICS); and

JOHNSON & JOHNSON, with its place of business at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933 U.S.A. (hereinafter referred to as "JOHNSON & JOHNSON"); and

CHIRON CORPORATION, with its place of business at 4560 Horton Street, Emeryville, California 94608 U.S.A. (hereinafter referred to as "CHIRON").

NOVO NORDISK, ZYMOGENETICS JOHNSON & JOHNSON and CHIRON are collectively referred to below as "THE PARTIES".

                                  WITNESSETH:

     WHEREAS, ZYMOGENETICS has been presented with an opportunity to pursue commercialization of platelet-derived growth factor (PDGF) in the fields of periodontal disease and cranio-maxillofacial osseous defects; and

     WHEREAS, THE PARTIES wish to amend in certain respects THE AGREEMENT.

     NOW, THEREFORE, in consideration of the mutual covenants and provisions set forth herein, THE PARTIES agree as follows:

     In Article 1.2 of THE AGREEMENT the paragraph is deleted in its entirety, and is replaced by the following new paragraph:

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

     "The term "Licensed Product" shall mean any PDGF (including A chain or B chain polypeptide, monomers or dimers thereof, or fragments, modifications or derivatives thereof) containing agent for human use to accelerate healing of soft tissue wounds, excluding ophthalmic wounds and the treatment or diagnosis of periodontal disease and/or the repair, restoration and reconstruction of cranio-maxillofacial osseous defects, but including surgical incision healing unless used as a component in a tissue glue, biologically derived for use in controlling intense bleeding in surgery, in the manufacture, use or sale of which is covered by at least one valid and granted claim of Patent Rights."

     The remainder of THE AGREEMENT remains unchanged.


     IN WITNESS WHEREOF, THE PARTIES have executed this SECOND AMENDMENT to be effective as of the date written above.


NOVO NORDISK A/S                              JOHNSON & JOHNSON


By: /s/ BRUCE CARTER                          By: /s/ PETER T. TATTLE
    ---------------------------------             ------------------------------

Name: Bruce Carter                            Name: Peter T. Tattle
      -------------------------------               ----------------------------

Title: CSO                                    Title: C.G.C.
       ------------------------------                ---------------------------

Date: 7 June 00                               Date: 6/20/00
      -------------------------------               ----------------------------



ZYMOGENETICS                                  CHIRON CORPORATION

By: /s/ BRUCE CARTER                          By: /s/ PHILLIP MOODY
    ---------------------------------             -----------------------------

Name: Bruce Carter                            Name: Philip Moody
      -------------------------------               ----------------------------

Title: CEO                                    Title: Vice President, Finance &
       ------------------------------                ---------------------------
                                                     Operations
                                                     ---------------------------
Date: 7 June 00                                      Chiron BioPharmaceuticals
      -------------------------------                ---------------------------
                                              Date: 7/11/00
                                                    ----------------------------


[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                      -2-